Exhibit 99.1

Aeluma Announces Nasdaq Uplisting and Pricing of $12 Million Public Offering

Aeluma common stock expected to begin trading on Nasdaq under the symbol “ALMU”

GOLETA, CA – Mar. 27, 2025 – Aeluma, Inc. (OTCQB:ALMU) (“Aeluma” or “the Company”), a semiconductor company specializing in high performance, scalable technologies for mobile, automotive, AI, defense & aerospace, communication, and quantum computing, today announced the pricing of an underwritten public offering of 2,285,714 shares of its common stock, at a price of $5.25 per share. The offering is expected to yield approximately $12 million in gross proceeds before offering expenses and underwriting discounts and commissions.

Aeluma intends to use the net proceeds from the offering for expanding business development efforts, advancing manufacturing processes to support commercialization traction, and working capital and general business purposes.

In connection with the offering, the Company has also granted the underwriter a 30-day option to purchase up to 342,857 additional shares of common stock. The offering is expected to close on March 28, 2025, subject to customary closing conditions. On March 25, 2025, the Company received approval to list its common stock on the Nasdaq Capital Market stock exchange (“Nasdaq”). Trading on Nasdaq is expected to commence on March 27, 2025. Shareholders are not required to take any action as a result of the uplisting, and the Company’s ticker symbol “ALMU” will remain unchanged.

Craig-Hallum is acting as sole underwriter for the offering.

A registration statement on Form S-1 relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2025. These securities may not be sold, nor may offers to buy these securities be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The proposed offering will be made only by means of a prospectus. Copies of the prospectus will be filed with the SEC and, when available, may be obtained from Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at (612) 334-6300 or by email at prospectus@chlm.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the SEC’s website at http://www.sec.gov.

About Aeluma, Inc.

Aeluma develops novel optoelectronics for sensing and communication applications. Aeluma has pioneered a technique to manufacture semiconductor chips using high-performance compound semiconductor materials on large-diameter substrates that are commonly used for mass-market microelectronics. The technology has the potential to enhance performance and scale manufacturing, both of which are critical for emerging applications. Aeluma is developing a streamlined business model from its headquarters in Santa Barbara, California that has a state-of-the-art manufacturing cleanroom. Its transformative semiconductor chip technology may impact a variety of markets including automotive LiDAR, mobile, defense & aerospace, AR/VR, AI, quantum, and communication. Aeluma differentiates itself with unique semiconductor manufacturing capability, proprietary technology, the ability to perform rapid prototyping, and a broad set of product offerings.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including, without limitation, risks and uncertainties related to market conditions, the risk that the proposed public offering will not be consummated on the terms or in the amounts contemplated or otherwise, and the satisfaction of customary closing conditions related to the proposed public offering, as well as those risks described under “Risk Factors” in the prospectus related to the proposed offering and those described in the Company’s filings with the SEC. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

ir@aeluma.com